SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 04/30/2004
FILE NUMBER 811-05426
SERIES NO.: 18

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                   501
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                   164
              Class C Shares                   117
              Class R Shares                     1
              Class Institutional                4


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $10.56
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $10.53
              Class C Shares                $10.54
              Class R Shares                $10.56
              Class Institutional           $10.56